                                                                    EXHIBIT 10.3

                        ACCRUED SALARY PAYMENT AGREEMENT

          THIS ACCRUED SALARY PAYMENT AGREEMENT (this "Agreement") is effective as of 21 December 2005, by and between ELCOM INTERNATIONAL, INC., a Delaware corporation (the "Company") and ROBERT J. CROWELL, its Chairman and Chief Executive Officer, the ("Executive").

                                    RECITALS:

          A. WHEREAS, over the past several years, the Executive has reduced the payment of certain portions of his Base Salary, on a voluntary and temporary basis, which amount continues to be owed to him by the Company and accrued for in its accounts.

          B. WHEREAS, the Company is in the process of completing a private placement of shares to be listed on the AIM Exchange, which shares will be admitted to the AIM (the "Admission"), the Company and Executive desire to establish the terms by which the Company shall pay Executive his Accrued Salary Amount after Admission. The Accrued Salary Amount, which will change based on the date of Admission as defined herein, is shown on Exhibit A.

          NOW, THEREFORE, in consideration of the premises and mutual covenants described herein, the Company and Executive agree as follows:

1.   Payment of Accrued Salary Amount.

     1.1 The Company shall only begin to pay Executive the "Accrued Salary Amount" (as defined below) on the terms set forth in this Agreement upon the Company achieving after the date of this Agreement two sequential quarterly periods of positive operating cash flow, (excluding for the avoidance of doubt cash inflows from financing). For purposes of this Agreement, Accrued Salary Amount shall mean all amounts of Base Salary temporarily reduced voluntarily by Executive to assist the Company's cash availability.

     1.2 The Company shall pay the Accrued Salary Amount in installments (each, an "Accrued Salary Payment"), each less applicable payroll taxes, withholdings and deductions. The Board, in its sole discretion, shall determine the specific amount of any such Accrued Salary Payment; provided, however, that the aggregate amount of each installment of the Accrued Salary Payment payable by the Company in any one calendar month, shall be for the determination of the Board, dependent upon the extent of the Company's positive operating cash flow and the Company's other financial commitments as shown by the Company's latest monthly accounts. Provided always that where an Accrued Salary Payment has become payable, it shall be no more than the remaining unpaid balance of the Accrued Salary Amount but subject to that no less than twenty-five percent (25%) and no greater than fifty percent (50%) of the Company's positive operating cash flow for the month immediately prior thereto.

     1.3 If, having achieved two sequential quarterly periods of positive operating cash flow it is determined by the Board that in any subsequent month(s) the Company did not achieve positive operating cash flow, the Company shall immediately discontinue payment of the remaining Accrued Salary Amount until the Company achieves its next monthly period where it has positive cash flow to which clause 1.2 will then apply accordingly.

     1.4 In the event the Company experiences a fresh cash infusion of more than $500,000 in any particular month (a "Cash Infusion Event"), such as by the sale of a large software license, receipt of loan proceeds, advance or issue of securities, or other cash infusion event, the Board, taking into consideration the cash requirements of the Company, may elect to pay the Executive an Accrued Salary Payment of an amount equal to a maximum of 10% of the cash received in the Cash Infusion Event.

     1.5 The Executive shall not himself vote on any resolution of the Board regarding any decision or determination that the Board is entitled to make under this Agreement.

2.   Miscellaneous.

     2.1 Interpretation. All questions of interpretation, construction or application arising under this Agreement will be decided solely by the Board of Directors of the Company.

     2.2 Severability. In the event that any provision or term of this Agreement is determined by any judicial, quasi-judicial or administrative body to be void or not enforceable for any reason, it is the agreed upon intent of the parties hereto that all other provisions or terms of the Agreement will remain in full force and effect and that the Agreement will be enforceable as if such void or unenforceable provision or term had never been a part hereof.

     2.3 Change of Control. If, subsequent to Admission, more than fifty percent (50%) of the issued shares in the capital of the Company is acquired by one or more persons acting together (a "Change of Control"), then the amount (if any) of the outstanding Accrued Salary Amount together with accrued interest on the same (if any) shall be paid to the Executive in full, in a lump sum payment, as an integral part of the Change of Control arrangement or agreement itself. For the avoidance of doubt a Change of Control shall not be triggered where shares in the capital of the Company are transferred as between the Smith & Williamson Group (as defined below). For purposes of this Agreement, Smith & Williamson Group means Smith & Williamson Investment Management Limited ("SWIM"), its subsidiaries and subsidiary undertakings and any holding company or parent


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

          undertaking of SWIM and all other subsidiaries and subsidiary undertakings of any holding company or parent undertaking of SWIM.

     2.4 No Rights In Any Property of the Company. The undertakings of the Company herein constitute merely the unsecured promise of the Company to make the payments as provided for herein. No property of the Company is or will, by reason of this Agreement, be held in trust for Executive, nor any other person will have by reason of this Agreement any rights, title or interest of any kind in or to any property of the Company.

     2.5 Death or Other Termination. In the event the Executive's employment terminates with the Company under any circumstances, this Agreement will remain in effect and the Company will pay, as per the conditions set forth herein, the Accrued Salary Amount directly to Executive or, in the event of his death, to his estate.

     2.6 Conflict. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Employment Agreement, the terms and conditions of this Agreement shall control.

     2.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which will constitute one and the same document.

     2.8 Governing Law. This Agreement is executed in and will be construed in accordance with and governed by the laws of the State of Massachusetts, County of Norfolk, without giving effect to the conflict of laws provisions thereof.

                            [Signature Page Follows]


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

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

                                        ELCOM INTERNATIONAL, INC.


                                        By: /s/ John E. Halnen
                                            ------------------------------------
                                        Name: John E. Halnen
                                        Title: President


                                        /s/ Robert J. Crowell
                                        ----------------------------------------
                                        ROBERT J. CROWELL
                                        Title: Executive


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

                                    EXHIBIT A

CONFIDENTIAL
SALARY ACCRUED AS OF 11/12/05
ROBERT CROWELL
ACCRUED SALARY

     A               B                   C
  Pre-AIM         Accrued          2005 Accrued
  April-04    Remainder 2004   to 12 November 2005(1)
-----------   --------------   ----------------------
$327,447.00     $105,000.00          $315,000.00

Note 1: This amount will change depending upon the date of Admission.


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